Investor Relations Contact:
Michael Picariello, CommVault
732-728-5380
ir@commvault.com

CommVault Announces Fiscal 2015 First Quarter Financial Results

First Quarter Highlights Include:

First Quarter
GAAP Results:
Revenues	$152.6 million
Income from Operations (EBIT)	$18.2 million
EBIT Margin	11.9%
Diluted Earnings Per Share	$0.27

Non-GAAP Results:
Income from Operations (EBIT)	$33.0 million
EBIT Margin	21.6%
Diluted Earnings Per Share	$0.44

OCEANPORT, N.J. – July 29, 2014 – CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2014.

“We began fiscal year 2015 with a solid first quarter, which was highlighted by year-over-year revenue growth of 14% and year-over-year operating cash flow growth of 44%. Our year-over-year revenue growth was driven by a record percentage of enterprise software revenue (software transactions greater than $100,000), a record average enterprise deal size and solid results from our services organization,” said N. Robert Hammer, CommVault’s chairman, president and CEO.

“Given the many opportunities ahead of us, we will continue to aggressively invest for growth throughout the remainder of fiscal 2015, particularly in our enterprise selling capabilities, cloud business, distribution strategies as well as our increased pace of innovation. Our objective is to continue to deliver solid double digit revenue growth for fiscal 2015 and position CommVault for increased growth in fiscal 2016. Notably, we repurchased $105 million of our stock during the first quarter and also closed on a $250 million revolving credit facility,” Hammer concluded.

Total revenues for the first quarter of fiscal 2015 were $152.6 million, an increase of 14% over the first quarter of fiscal 2014 and a decrease of 3% sequentially. Software revenue in the first quarter of fiscal 2015 was $72.1 million, an increase of 10% year-over-year and a decrease of 9% sequentially. Services revenue in the first quarter of fiscal 2015 was $80.6 million, an increase of 17% year-over-year and 4% sequentially.

On a GAAP basis, income from operations (EBIT) was $18.2 million for the first quarter, a 15% decrease from the $21.4 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 5% to $33.0 million in the first quarter of fiscal 2015 compared to $31.3 million in the first quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) decreased 18% in the first quarter of fiscal 2015.

For the first quarter of fiscal 2015, CommVault reported net income of $12.7 million, a decrease of $0.7 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 5% to $20.9 million, or $0.44 per diluted share, from $19.9 million, or $0.40 per diluted share, in the same period of the prior year.

Operating cash flow totaled $35.4 million for the first quarter of fiscal 2015 which was an increase of $10.9 million, or 44%, compared to the first quarter of fiscal 2014. Total cash and short-term investments were $398.5 million as of June 30, 2014 compared to $482.7 million as of March 31, 2014.

During the first quarter of fiscal 2015, CommVault repurchased $105.1 million of common stock (2.1 million shares) under its share repurchase program. On July 24, 2014, the Company’s Board of Directors authorized a $105 million increase to the Company’s existing stock repurchase program and extended the expiration of the stock repurchase program to March 31, 2016. With the additional $105 million authorized by the Board of Directors, there is $150.0 million remaining in the repurchase program.

On June 30, 2014 CommVault closed on a $250 million domestic revolving credit facility. The facility can be used for future share repurchases or for other general corporate purposes. Through July 29, 2014, Commvault has not borrowed against this credit facility.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•
On June 23, 2014, CommVault announced that for the fourth consecutive year it has been positioned in the “Leaders” quadrant of Gartner Inc.’s report, “Magic Quadrant: Enterprise Backup Software and Integrated Appliances.” [1]

•
On June 16, 2014, CommVault announced it had won the 2014 Microsoft Server Platform Partner of the Year Award. CommVault was honored among a global field of top Microsoft Corp. partners for demonstrating excellence in innovation and implementation of customer solutions based on Microsoft technology.

•
On May 8, 2014, CommVault announced an extension of its 15-year relationship with Microsoft to provide new, highly scalable solutions for managing and protecting data in Hyper-V virtual environments, managing workloads in Microsoft Azure, and new integration for Exchange, Office 365, SharePoint, and SQL Server applications.

Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility, which are outside of CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of

CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2015 and fiscal 2014.

CommVault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the first quarter of fiscal 2015 was 31% and the GAAP tax rate for the first quarter of fiscal 2014 was 38%. On an annual basis, the GAAP tax rate over the past three fiscal years was 37% for fiscal 2014, 35% for fiscal 2013 and 36% for fiscal 2012. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate over the past three fiscal years is estimated to be 18% for fiscal 2014, 12% for fiscal 2013 and 14% for fiscal 2012. Also, the cash tax rate for fiscal 2015 is estimated to be approximately 30%. CommVault expects that its cash tax rate will approach its annual GAAP tax rate over the next two fiscal years. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 37% in fiscal 2014 and will continue to measure itself to a non-GAAP tax rate of 37% in fiscal 2015. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above.  It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate in the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, July 29, 2014, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under the "Events" section of the website. An archived webcast of this conference call will also be available following the call.

[1] Gartner “Magic Quadrant for Enterprise Backup Software and Integrated Appliances,” by Dave Russell and Pushan Rinnen, June 16, 2014

About CommVault
A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault's Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault's corporate headquarters is located in Oceanport, New Jersey in the United States.

About the Magic Quadrant
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2014 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the "CV" logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, CommVault Edge, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2014	2013
Revenues:
Software	$72,058	$65,299
Services	80,585	69,109
Total revenues	152,643	134,408
Cost of revenues:
Software	590	655
Services	20,337	17,123
Total cost of revenues	20,927	17,778
Gross margin	131,716	116,630
Operating expenses:
Sales and marketing	80,311	67,201
Research and development	15,040	12,851
General and administrative	16,505	13,728
Depreciation and amortization	1,646	1,453
Total operating expenses	113,502	95,233
Income from operations	18,214	21,397
Interest income	195	242
Income before income taxes	18,409	21,639
Income tax expense	5,680	8,177
Net income	$12,729	$13,462
Net income per common share:
Basic	$0.28	$0.29
Diluted	$0.27	$0.27
Weighted average common shares outstanding:
Basic	46,067	46,542
Diluted	47,875	49,289

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$373,543	$457,733
Short-term investments	24,974	24,976
Trade accounts receivable, net	100,925	118,527
Prepaid expenses and other current assets	10,810	11,329
Deferred tax assets, net	18,075	17,966
Total current assets	528,327	630,531

Deferred tax assets, net	29,160	28,737
Property and equipment, net	105,115	88,901
Other assets	8,131	7,215
Total assets	$670,733	$755,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,417	$1,218
Accrued liabilities	60,812	76,166
Deferred revenue	171,782	166,143
Total current liabilities	234,011	243,527

Deferred revenue, less current portion	42,110	43,432
Other liabilities	4,266	5,847

Total stockholders’ equity	390,346	462,578
Total liabilities and stockholders’ equity	$670,733	$755,384

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$12,729	$13,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,670	1,473
Noncash stock-based compensation	14,415	9,508
Excess tax benefits from stock-based compensation	(2,789)	(8,285)
Deferred income taxes	(323)	(3,994)
Changes in operating assets and liabilities:
Trade accounts receivable	18,136	9,050
Prepaid expenses and other current assets	537	3,150
Other assets	202	47
Accounts payable	195	217
Accrued liabilities	(11,220)	(7,192)
Deferred revenue	3,494	7,182
Other liabilities	(1,602)	(44)
Net cash provided by operating activities	35,444	24,574
Cash flows from investing activities
Purchase of short-term investments	(3,998)	—
Proceeds from maturity of short-term investments	4,000	1,948
Purchases for corporate campus headquarters	(18,160)	(8,715)
Purchase of property and equipment	(1,372)	(1,312)
Net cash used in investing activities	(19,530)	(8,079)
Cash flows from financing activities
Repurchase of common stock	(105,085)	—
Debt issuance costs	(1,081)	—
Proceeds from the exercise of stock options	2,177	3,057
Excess tax benefits from stock-based compensation	2,789	8,285
Net cash provided by (used in) financing activities	(101,200)	11,342
Effects of exchange rate — changes in cash	1,096	(2,983)
Net (decrease) increase in cash and cash equivalents	(84,190)	24,854
Cash and cash equivalents at beginning of period	457,733	433,964
Cash and cash equivalents at end of period	$373,543	$458,818

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2014	2013
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$18,214	$21,397
Noncash stock-based compensation (1)	14,415	9,508
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	379	443
Non-GAAP income from operations	$33,008	$31,348

GAAP net income	$12,729	$13,462
Noncash stock-based compensation (1)	14,415	9,508
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	379	443
Non-GAAP provision for income taxes adjustment (3)	(6,605)	(3,511)
Non-GAAP net income	$20,918	$19,902

Diluted weighted average shares outstanding	47,875	49,289
Non-GAAP diluted net income per share	$0.44	$0.40

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended June 30,
	2014	2013
Cost of services revenue	$669	$298
Sales and marketing	6,176	4,261
Research and development	1,314	957
General and administrative	6,256	3,992
Stock-based compensation expense	$14,415	$9,508

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2015 and fiscal 2014.